Exhibit 99.1

PURE Bioscience Reports Fiscal 2020

Financial Results

Achieves Annual Profit for First Time in Company’s History on Revenue of $6.9 million

RANCHO CUCAMONGA, CA (October 8, 2020) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal year ended July 31, 2020.

Summary of Results – Year-End Operations

●	Net product sales were $6,917,000 and $1,909,000 for the fiscal years ended July 31, 2020 and 2019, respectively. The increase of $5,008,000 was attributable to increased sales across our distribution and end-user network servicing the food processing, transportation and janitorial industry.
●	Net income for the fiscal year ended July 31, 2020 was $4,000, compared to a net loss of ($6.6 million) for the fiscal year ended July 31, 2019. Net income, excluding interest expense, depreciation and amortization, share-based compensation and warrant inducement expense, for the fiscal year ended July 31, 2020 was $982,000, compared to a net loss of ($2.9 million) for the fiscal year ended July 31, 2019.
●	Net income per share was $0.00 for the fiscal year ended July 31, 2020, compared to a net loss of ($0.09) for the fiscal year ended July 31, 2019.
●	Gross margin, as a percentage of net product sales, was 58% and 62% for the fiscal years ended July 31, 2020 and 2019, respectively. The decrease in gross margin percentage was primarily attributable to the sale of higher margin formulations and packaging configurations of our products during the fiscal year ended July 31, 2019, compared to the fiscal year ended July 31, 2020.
●	Net cash provided by operations for the fiscal year ended July 31, 2020 was $669,000, compared to net cash used of ($3.0 million) for the fiscal year ended July 31, 2019.

Business Update

●	PURE® Hard Surface

	o	Food Processing and Manufacturing: Our distribution network is now servicing hundreds of protein, produce, bakery and dairy facilities across the United States. Additional expansion continues with our distribution network supported by internal sales technicians.
	o	Transportation Sanitization: PURE’s Transport Sanitation Solution, designed to meet the FDA Food Safety Modernization Act (FSMA) requirements, added multiple transportation companies as users, including three major companies in the channel, for a total of six of the nation’s largest food transportation companies servicing restaurant chains, food processors and grocery store chains.
	o	Our janitorial and cleaning distributors are now servicing numerous federal and municipal facilities, as well as school districts and universities across the country. We have made great in-roads in this channel with the help of our regional distributors as part of a national push to provide superior efficacy with an EPA-approved, no-rinse disinfectant.

●	PURE Control®

	o	PURE Control is now being used to treat berries, tomatoes and pre-cut lettuce across several processors as a further step to protect America’s food chain. Expansion plans continue with current users and new customers.
	o	Work is ongoing with several processors for using PURE Control to enhance the protection of fruit, herbs, onions, broccoli and other processed vegetables.

Tom Y. Lee, Chief Executive Officer, said that, “Fiscal 2020 was a breakout year for PURE. We achieved both profitability and positive cash flow from operations. Due to our partnership with Packers Sanitation Services, Inc. (PSSI) and our alliances with Whiting Systems, Inc. and Marathon Group, LLC, various industries are now aware of the numerous benefits of using PURE Hard Surface.

“Over the coming months our focus is to expand our PURE Hard Surface end-user and distribution network. Expansion is underway with our janitorial distributors servicing federal government agencies, municipal buildings and school districts across the country. We view this as a tremendous growth opportunity over the coming year. In addition, we intend to grow our current partnerships and alliances while expanding into other markets such as dairy and the GSA Ability One Program, the government procurement program that provides employment opportunities to individuals with disabilities.

“We view PURE Control as another growth opportunity during fiscal 2021. In addition to current treatment of pre-cut lettuce, berries and tomatoes, we are now being tested on numerous different forms of produce, showing efficacious results. Expansion and market acceptance is currently underway, as we have received all necessary regulatory approvals for PURE Control in produce,” concluded Lee.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the Company’s expectations (including with respect to arrangements with Marathon Group, LLC, Whiting Systems, Inc., and PSSI), plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2020 and Form 10-Q for the third fiscal quarter ended April 30, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Ph: 619-596-8600 ext: 116

PURE Bioscience, Inc.

Consolidated Balance Sheets

	July 31, 2020	July 31, 2019
Assets
Current assets
Cash and cash equivalents	$3,839,000	$398,000
Accounts receivable	1,089,000	373,000
Inventories	547,000	177,000
Restricted cash	75,000	75,000
Prepaid expenses	16,000	18,000
Total current assets	5,566,000	1,041,000
Property, plant and equipment, net	316,000	362,000
Patents, net	441,000	529,000
Total assets	$6,323,000	$1,932,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,344,000	$553,000
Accrued liabilities	168,000	185,000
Total current liabilities	1,512,000	738,000
Deferred rent	—	4,000
Total liabilities	1,512,000	742,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized, 87,072,951 shares issued and outstanding at July 31, 2020, and 76,732,334 shares issued and outstanding at July 31, 2019	871,000	768,000
Additional paid-in capital	127,414,000	123,900,000
Accumulated deficit	(123,474,000)	(123,478,000)
Total stockholders’ equity	4,811,000	1,190,000
Total liabilities and stockholders’ equity	$6,323,000	$1,932,000

PURE Bioscience, Inc.

Consolidated Statements of Operations

	Year ended
	July 31,
	2020	2019
Net product sales (including related party sales of $124,000 for the fiscal year ended July 31, 2020)	$6,917,000	$1,909,000
Cost of goods sold	2,896,000	728,000
Gross Profit	4,021,000	1,181,000
Operating costs and expenses
Selling, general and administrative	3,695,000	6,416,000
Research and development	322,000	354,000
Total operating costs and expenses	4,017,000	6,770,000
Income (loss) from operations	4,000	(5,589,000)
Other income (expense)
Inducement to exercise warrants	—	(960,000)
Interest expense, net	(5,000)	(6,000)
Other income, net	5,000	1,000
Total other expense	—	(965,000)
Net income (loss)	$4,000	$(6,554,000)
Net income (loss) per common share - basic	$0.00	$(0.09)
Net income (loss) per common share - diluted	0.00	(0.09)
Weighted average shares - basic	82,209,487	72,880,484
Weighted average shares - diluted	84,611,822	72,880,484

PURE Bioscience, Inc.

Consolidated Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2018	68,248,158	$683,000	$117,522,000	$(116,924,000)	$1,281,000
Issuance of common stock in private placements, net	5,802,927	58,000	2,156,000		2,214,000
Share-based compensation expense - stock options	—	—	1,387,000	—	1,387,000
Share-based compensation expense - restricted stock units	—	—	1,062,000	—	1,062,000
Issuance of common stock upon the vesting of restricted stock units	281,250	3,000	(3,000)	—	—
Issuance of common stock upon exercise of warrants	2,399,999	24,000	816,000	—	840,000
Inducement to exercise warrants	—	—	960,000	—	960,000
Net loss	—	—	—	(6,554,000)	(6,554,000)
Balance July 31, 2019	76,732,334	768,000	123,900,000	(123,478,000)	1,190,000
Issuance of common stock in private placements, net	9,758,619	97,000	2,733,000		2,830,000
Share-based compensation expense - stock options	—	—	555,000	—	555,000
Share-based compensation expense - restricted stock units	—	—	232,000	—	232,000
Issuance of common stock upon the vesting of restricted stock units	400,000	4,000	(4,000)	—	—
Issuance of common stock upon exercise of stock options	181,998	2,000	(2,000)	—	—
Net income	—	—	—	4,000	4,000
Balance July 31, 2020	87,072,951	$871,000	$127,414,000	$(123,474,000)	$4,811,000

PURE Bioscience, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	July 31,
	2020	2019
Operating activities
Net income (loss)	$4,000	$(6,554,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	787,000	2,449,000
Amortization of stock issued for services	4,000	38,000
Depreciation and amortization	191,000	241,000
Interest expense on promissory note	—	1,000
Inducement to exercise warrants	—	960,000
Changes in operating assets and liabilities:
Accounts receivable	(716,000)	(98,000)
Inventories	(370,000)	20,000
Prepaid expenses	(1,000)	2,000
Accounts payable and accrued liabilities	774,000	(40,000)
Deferred rent	(4,000)	(9,000)
Net cash provided by (used) in operating activities	669,000	(2,990,000)
Investing activities
Investment in patents	—	(6,000)
Purchases of property, plant and equipment	(58,000)	(7,000)
Net cash used in investing activities	(58,000)	(13,000)
Financing activities
Net proceeds from the sale of common stock	2,830,000	1,710,000
Net proceeds from the exercise of warrants	—	840,000
Net cash provided by financing activities	2,830,000	2,550,000
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,441,000	(453,000)
Cash, cash equivalents, and restricted cash at beginning of year	473,000	926,000
Cash, cash equivalents, and restricted cash at end of year	$3,914,000	$473,000

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$3,839,000	$398,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$3,914,000	$473,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$4,000	$5,000
Non-cash financing activities
Conversion of promissory note and accrued interest from a related party to common stock	$—	$504,000

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, and warrant inducement expense.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the fiscal year ended July 31, 2020 and 2019:

	July 31,
	2020	2019
Net income (loss)	$4,000	$(6,554,000)
Add (deduct)
Other (income) expense	—	5,000
Depreciation and amortization	191,000	241,000
Inducement to exercise warrants		960,000
Stock-based compensation	787,000	2,449,000
Modified EBITDA	$982,000	$(2,899,000)

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.